Exhibit 12.1

Certification by the Principal Executive Officer pursuant to

Securities Exchange Act Rules 13a-14(a) and 15d-14(a)

as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, André Choulika, certify that:

1.	I have reviewed this annual report on Form 20-F/A of Cellectis S.A.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 31, 2023

/s/ André Choulika
Name:	André Choulika
Title:	Chief Executive Officer (Principal Executive Officer)